                                                               Exhibit 10.1




                                                        Execution Counterpart




                          ------------------------------


                                 CREDIT AGREEMENT

                                    dated as of

                                 October 10, 1997

                                       among

                                 SEQUA CORPORATION

                      The SUBSIDIARY GUARANTORS Party Hereto

                             The LENDERS Party Hereto

                                        and

                             THE CHASE MANHATTAN BANK,
                              as Administrative Agent

                               ---------------------
                                   $150,000,000
                               ---------------------


                      ---------------------------------------

                              CHASE SECURITIES INC.,
                                    as Arranger

                               THE BANK OF NEW YORK,
                               as Syndication Agent

                             THE BANK OF NOVA SCOTIA,
                              as Documentation Agent


                                 TABLE OF CONTENTS

                                                                             Page

                                     ARTICLE I

                                    DEFINITIONS

      SECTION 1.01.  Defined Term                                               1
      SECTION 1.02.  Classification of Loans and Borrowings. . . . . . . . . . 25
      SECTION 1.03.  Terms Generally . . . . . . . . . . . . . . . . . . . . . 25
      SECTION 1.04.  Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . 26

                                    ARTICLE II

                                    THE CREDITS

      SECTION 2.01.  The Commitments . . . . . . . . . . . . . . . . . . . . . 26
      SECTION 2.02.  Loans and Borrowings. . . . . . . . . . . . . . . . . . . 26
      SECTION 2.03.  Requests for Revolving Loan Borrowings. . . . . . . . . . 27
      SECTION 2.04.  Swingline Loans . . . . . . . . . . . . . . . . . . . . . 28
      SECTION 2.05.  Letters of Credit . . . . . . . . . . . . . . . . . . . . 30
      SECTION 2.06.  Funding of Borrowings . . . . . . . . . . . . . . . . . . 34
      SECTION 2.07.  Interest Elections. . . . . . . . . . . . . . . . . . . . 35
      SECTION 2.08.  Termination and Reduction of the Commitments. . . . . . . 36
      SECTION 2.09.  Repayment of Loans; Evidence of Debt. . . . . . . . . . . 37
      SECTION 2.10.  Prepayment of Loans . . . . . . . . . . . . . . . . . . . 38
      SECTION 2.11.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
      SECTION 2.12.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . 40
      SECTION 2.13.  Alternate Rate of Interest. . . . . . . . . . . . . . . . 41
      SECTION 2.14.  Increased Costs . . . . . . . . . . . . . . . . . . . . . 41
      SECTION 2.15.  Break Funding Payments. . . . . . . . . . . . . . . . . . 43
      SECTION 2.16.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 44
      SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of
             Set-offs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
      SECTION 2.18.  Mitigation Obligations; Replacement of Lenders. . . . . . 46
      SECTION 2.19.  Extension of Maturity Date. . . . . . . . . . . . . . . . 47

                                    ARTICLE III

                                     GUARANTEE

      SECTION 3.01.  The Guarantee . . . . . . . . . . . . . . . . . . . . . . 48
      SECTION 3.02.  Obligations Unconditional . . . . . . . . . . . . . . . . 48
      SECTION 3.03.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . 49
      SECTION 3.04.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . 49
      SECTION 3.05.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 49
      SECTION 3.06.  Instrument for the Payment of Money . . . . . . . . . . . 50
      SECTION 3.07.  Continuing Guarantee. . . . . . . . . . . . . . . . . . . 50
      SECTION 3.08.  Rights of Contribution. . . . . . . . . . . . . . . . . . 50
      SECTION 3.09.  General Limitation on Guarantee Obligations . . . . . . . 51

                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES
      SECTION 4.01.  Organization; Powers. . . . . . . . . . . . . . . . . . . 51
      SECTION 4.02.  Authorization; Enforceability . . . . . . . . . . . . . . 51
      SECTION 4.03.  Governmental Approvals; No Conflicts. . . . . . . . . . . 52
      SECTION 4.04.  Financial Condition; No Material Adverse Change . . . . . 52
      SECTION 4.05.  Properties. . . . . . . . . . . . . . . . . . . . . . . . 52
      SECTION 4.06.  Litigation and Environmental Matters. . . . . . . . . . . 53
      SECTION 4.07.  Compliance with Laws and Agreements . . . . . . . . . . . 53
      SECTION 4.08.  Investment and Holding Company Status . . . . . . . . . . 53
      SECTION 4.09.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 53
      SECTION 4.10.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 54
      SECTION 4.11.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 54
      SECTION 4.12.  Use of Credit . . . . . . . . . . . . . . . . . . . . . . 54
      SECTION 4.13.  Material Agreements and Liens . . . . . . . . . . . . . . 54
      SECTION 4.14.  Material Subsidiaries, Etc. . . . . . . . . . . . . . . . 55
      SECTION 4.15.  Disaster. . . . . . . . . . . . . . . . . . . . . . . . . 55

                                     ARTICLE V

                                    CONDITIONS

      SECTION 5.01.  Effective Date. . . . . . . . . . . . . . . . . . . . . . 56
      SECTION 5.02.  Each Credit Event . . . . . . . . . . . . . . . . . . . . 57

                                    ARTICLE VI

                               AFFIRMATIVE COVENANTS

      SECTION 6.01.  Financial Statements and Other Information. . . . . . . . 58
      SECTION 6.02.  Notices of Material Events. . . . . . . . . . . . . . . . 59
      SECTION 6.03.  Preservation of Existence and Properties, Scope of
             Business,
                         Compliance with Law, Payment of Taxes and Claims,
                         Preservation of Enforceability. . . . . . . . . . . . 60
      SECTION 6.04.  Maintenance of Properties; Insurance. . . . . . . . . . . 60
      SECTION 6.05.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 61
      SECTION 6.06.  Books and Records; Inspection Rights. . . . . . . . . . . 61
      SECTION 6.07.  Certain Obligations Respecting Subsidiaries . . . . . . . 61

                                    ARTICLE VII

                                NEGATIVE COVENANTS

      SECTION 7.01.  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . 62
      SECTION 7.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 63
      SECTION 7.03.  Restricted Payments . . . . . . . . . . . . . . . . . . . 63
      SECTION 7.04.  Merger or Consolidation . . . . . . . . . . . . . . . . . 64
      SECTION 7.05.  Disposition of Assets . . . . . . . . . . . . . . . . . . 64
      SECTION 7.06.  Taxes of Other Persons. . . . . . . . . . . . . . . . . . 65


      SECTION 7.07.  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 65
      SECTION 7.08.  Transactions with Affiliates. . . . . . . . . . . . . . . 65
      SECTION 7.09.  Limitation on Restrictive Covenants . . . . . . . . . . . 65
      SECTION 7.10.  Issuance or Disposition of Capital Securities;
             Investments;
                         Acquisitions. . . . . . . . . . . . . . . . . . . . . 66
      SECTION 7.11.  Short Term Indebtedness . . . . . . . . . . . . . . . . . 66
      SECTION 7.12.  Material Subsidiary Indebtedness. . . . . . . . . . . . . 66
      SECTION 7.13.  Certain Financial Covenants.. . . . . . . . . . . . . . . 67
      SECTION 7.14.  Capital Expenditures. . . . . . . . . . . . . . . . . . . 68
      SECTION 7.15.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . 68

                                   ARTICLE VIII

                                 EVENTS OF DEFAULT . . . . . . . . . . . . . . 68

                                    ARTICLE IX

                             THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . 71

                                     ARTICLE X

                                   MISCELLANEOUS

      SECTION 10.01.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 74
      SECTION 10.02.  Waivers; Amendments. . . . . . . . . . . . . . . . . . . 75
      SECTION 10.03.  Expenses; Indemnity; Damage Waiver . . . . . . . . . . . 76
      SECTION 10.04.  Successors and Assigns . . . . . . . . . . . . . . . . . 77
      SECTION 10.05.  Survival . . . . . . . . . . . . . . . . . . . . . . . . 80
      SECTION 10.06.  Counterparts; Integration; Effectiveness . . . . . . . . 80
      SECTION 10.07.  Severability . . . . . . . . . . . . . . . . . . . . . . 80
      SECTION 10.08.  Right of Setoff. . . . . . . . . . . . . . . . . . . . . 80
      SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
             Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
      SECTION 10.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 81
      SECTION 10.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . 82
      SECTION 10.12.  Confidentiality. . . . . . . . . . . . . . . . . . . . . 82
      SECTION 10.13.  Interest Rate Limitation . . . . . . . . . . . . . . . . 83
      SECTION 10.14.  Waiver by Required Banks under the Existing Credit
                         Agreement . . . . . . . . . . . . . . . . . . . . . . 83

SCHEDULE I   -  Commitments
SCHEDULE II  -  Material Agreements and Liens
SCHEDULE III    -  Litigation and Environmental Matters
SCHEDULE IV  -  Subsidiaries and Investments
SCHEDULE V   -  Plans
SCHEDULE VI  -  Discontinued Subsidiaries and Non-Core Business
SCHEDULE VII    -  Permitted Restrictive Covenant
SCHEDULE VIII   -  Existing Subsidiary Indebtedness
SCHEDULE IX  -  Existing Guarantee
SCHEDULE X   -  Existing Liens
SCHEDULE XI  -  Existing Indebtedness

EXHIBIT A    - Form of Assignment and Acceptance
EXHIBIT B    - Form of Guarantee Assumption Agreement
EXHIBIT C    - Form of Opinion of Counsel to the Obligors
EXHIBIT D    - Form of Opinion of Special New York Counsel to The
                  Chase Manhattan Bank

             CREDIT AGREEMENT dated as of October 10, 1997, among SEQUA CORPORATION, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

             The Borrower and the Subsidiary Guarantors, as an integrated group, are engaged principally in the Business (as defined below), and in furnishing the required supplies, services, equipment, credit and other facilities for such Business. The integrated operation of the Business requires financing on such a basis that credit supplied to the Borrower be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested that the Lenders extend credit to the Borrower (to be made available by the Lenders to the Subsidiary Guarantors) in an aggregate principal or face amount not exceeding $150,000,000 to finance the operations of the Obligors and for other purposes.

             To induce the Lenders to extend such credit, the Obligors, the Lenders and the Administrative Agent propose to enter into this Agreement pursuant to which the Lenders will make loans to, and issue letters of credit for the account of, the Borrower, and each Subsidiary Guarantor will guarantee the credit so extended to the Borrower. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Borrower, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

             Accordingly, the parties hereto agree as follows:


                                     ARTICLE I

                                    DEFINITIONS

             SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

             "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

             "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

             "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

             "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

             "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

             "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

             "Applicable Law" means (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies,
(B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

             "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

             "Applicable Rate" means, for any day, with respect to any ABR Loan (including any Swingline Loan) or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, opposite the applicable Cash Flow Ratio indicated below for such Rate Period:

            Cash Flow                         ABR Eurodollar  Commitment
                Ratio              Spread       Spread         Fee Rate
                -----              ------       ------         --------

         Less than or equal
         to 2.75                   -0-          .750%          0.250%

         Greater than 2.75
         and less than or
         equal to 3.25             -0-         1.000%          0.275%

         Greater than 3.25
         and less than or
         equal to 3.75            .250%        1.250%          0.300%

         Greater than 3.75        .500%        1.500%          0.375%

             For purposes hereof, (i) a "Rate Period" means (x) initially, the period commencing on April 1, 1998 to but not including the first Rate Reset Date (as defined below) thereafter and (y) thereafter, the period commencing on a Rate Reset Date to but not including the immediately following Rate Reset Date and (ii) a "Rate Reset Date" means, with respect to any fiscal quarter or fiscal year, the date on which the Borrower is required to have delivered the financial statements under Section 6.01(a) or (b) in respect of such fiscal quater or fiscal year, as the case may be.

             Anything in this Agreement to the contrary notwithstanding, until March 31, 1998, the Applicable Rate shall be fixed as follows:

                   ABR Spread:                -0-
                   Eurodollar Spread:             1.000%
                   Commitment Fee Rate:     0.275%

             The Cash Flow Ratio for any Rate Period shall be the Cash Flow Ratio set forth in the applicable financial statement required to be delivered under Section 6.01(a) or (b) as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such financial statement is delivered.

             Anything in this Agreement to the contrary notwithstanding, the Applicable Rate shall be the highest rates provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) during the period when the applicable financial statement shall not be delivered within the time that the applicable financial statements are required to be delivered by Section 6.01(a) or (b), as the case may be.

             At any time that the Borrower has outstanding long term debt securities that are not the subject of any credit enhancement and that are rated at least BBB-, Baa3 or BBB- by at least two of S&P, Moody's or Duff & Phelps Credit Rating Co., respectively, the ABR Spread and the Eurodollar Spread that would otherwise be applicable hereunder will be reduced by 0.125% (but in no event less than zero) from the rate that would otherwise apply.

             "Arranger" means Chase Securities Inc.

             "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

             "Asset Sale" means the sale, lease, license, transfer or other disposition (including Sale and Leaseback Transactions) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of any asset or any interest therein, other than any disposition of Margin Stock, or of receivables in accordance with the Receivables Purchase Agreement.

             "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

             "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

             "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

             "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

             "Borrower" means Sequa Corporation, a Delaware corporation.

             "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

             "Borrowing Request" means a request by the Borrower for a Revolving Loan Borrowing in accordance with Section 2.03.

             "Business" means the repair and manufacture of components for jet aircraft engines; supplying solid rocket fuel propulsion systems; application of protective and decorative coatings to continuous steel and aluminum coil; design and manufacture of equipment for the two-piece can industry; supplying equipment for the web offset printing industry; producing and supplying TAED, a bleach activator for powdered laundry detergent products; producing high-quality performance-enhancing chemicals for the paper, textile and other industries; manufacture of automotive cigarette lighters, power outlets and electronic devices; manufacture of steel lids for cans; and related and/or similar aerospace, machinery and metal coatings, special chemical products, automotive accessory products and services from time to time, now or hereafter, conducted by the Borrower and its Subsidiaries.

             "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

             "Capital Expenditures" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

             "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

             "Capital Security" means, with respect to any Person, (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

             "Cash Equivalents" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than six months from the date of acquisition thereof; (b) bankers' acceptances, time deposits, demand deposits and certificates of deposit accepted by, placed with or issued either by a Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, and maturing not more than six months from the date of acquisition thereof; (c) commercial paper rated A-1 or better by S&P or P-1 by Moody's, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; (d) investments in repurchase agreements (or reverse repurchase agreements) covering other Cash Equivalents with financial institutions that are elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa or better by Moody's;
(e) money-market funds or money-market mutual funds that (i) seek to maintain a constant net asset value, (ii) maintain fund assets under management having an aggregate market value of at least $500,000,000, and (iii) invest primarily in Cash Equivalents referred to in clauses (a) through (d) above; and (f) direct obligations of foreign governmental entities or foreign banks rated AA-or better by S&P or Aa by Moody's.

             "Cash Flow Ratio" means, as at any date of determination thereof, the ratio of (a) Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as at such date to (b) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

             "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 20% (or, in the case of Gabelli, 49%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group; provided, however, that (x) for the purposes of the foregoing clauses (a) and
(c), the term "Person" shall not be deemed to include the individual who is the Chairman of the Board of Directors of the Borrower on the Effective Date, his spouse, any descendant of such Chairman or the spouse of any such descendant, the estate of such Chairman, or any trust or other similar arrangement for the benefit of such Chairman or his spouse, any descendant of such Chairman or the spouse of any such descendant or the estate of such Chairman or any corporation or other Person controlled solely by such Chairman or his spouse, any descendant of such Chairman or the spouse of any such descendant or the estate of such Chairman through the ownership of a majority of the outstanding voting capital stock of such corporation or other Person (such Chairman, spouse, descendant, spouse of such descendent, estate, trust, corporation or other Person being referred to herein as an "Exempt Person" and
(y) no Change of Control shall be deemed to have occurred if, at the time of determination, the Exempt Persons own, directly or indirectly, beneficially and of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and the Exempt Persons Control the Borrower.

             "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

             "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

             "Consolidated Net Worth" means, as at any date, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

             (a) the amount of capital stock and paid in capital (excluding the cost of treasury shares or other similar equity interests); plus

             (b) the amount of surplus and retained earnings (or, in the case of surplus or retained earnings deficit, minus the amount of such deficit).

             "Contract" means (i) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any bylaw.

             "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

             "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

             "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

             "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule III.

             "Discontinued Asset Sale" means each Asset Sale involving the assets of a Discontinued Subsidiary.

             "Discontinued Subsidiary" means each Subsidiary or division of the Borrower or any Subsidiary identified on Part A of Schedule VI.

             "Disqualified Stock" means any Capital Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

             "dollars" or "$" refers to lawful money of the United States of America.

             "Domestic Subsidiary" means any Subsidiary that is organized or created under the laws of the United States of America, any State or Territory thereof or the District of Columbia.

             "EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (calculated before taxes, Interest Expense, other income and expense, extraordinary and unusual items that individually are in excess of $1,000,000 or that together are in excess of $5,000,000 per year) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

             "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

             "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

             "Environmental Liability" means any Liability, contingent or otherwise (including any Liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which Liability is assumed or imposed with respect to any of the foregoing.

             "Equity Interest" means Capital Security and Equity Rights.

             "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

             "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

             "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any Liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any Liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

             "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

             "Event of Default" has the meaning assigned to such term in
Article VIII.

             "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

             "Existing Benefit Plan" means any Plan listed on Schedule V.

             "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 14, 1993 among Borrower, The Bank of New York, as administrative agent, The Bank of New York, The Bank of Nova Scotia and The Chase Manhattan Bank (previously named Chemical Bank), as managing agents, Bank of America NT&SA, The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.) and The Nippon Credit Bank, Ltd., as co-agents, and the banks referred to therein, as amended.

             "Existing Guarantee" means any Guarantee outstanding, to the extent, in the case of any Guarantee other than a Guarantee by SCC, set forth on Schedule IX, and any renewals and extensions thereof, provided that, in the case of any such renewals or extensions, the amount of the Liabilities so Guaranteed shall not be increased.

             "Existing Letters of Credit" means all letters of credit issued by The Bank of New York under the Existing Credit Agreement that are outstanding as of the Effective Date and listed on Schedule XI hereto.

             "Existing Subsidiary Indebtedness" means, in the case of any Subsidiary, (i) Indebtedness of such Subsidiary outstanding on the Effective Date to the extent set forth on Schedule VIII, (ii) in the case of any Subsidiary that becomes a Subsidiary after the Effective Date, any Indebtedness of such Subsidiary outstanding immediately prior to, and at the time such Subsidiary became a Subsidiary, but only if such Indebtedness was not incurred in contemplation thereof, and (iii) any Indebtedness of such Subsidiary constituting a renewal, extension or refunding of any Existing Subsidiary Indebtedness of such Subsidiary, but only if (A) at the time such Indebtedness is incurred and immediately after giving effect thereto, no Default would exist, (B) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended or refunded and (C) such Indebtedness bears interest at a rate per annum not exceeding the rate borne by, and on terms and conditions substantially the same as, the Indebtedness so renewed, extended or refunded except for any increase in interest rate that is commercially reasonably at the time such Indebtedness is incurred.

             "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

             "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

             "Fixed Charges Ratio" means, as at any date, the ratio of
(a) EBITDA plus rent payable by the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense during such period plus rent payable by the Borrower and its Subsidiaries during such period plus dividends (other than dividends paid to the Borrower or any of its Subsidiaries) paid during such period.

             "Fixed Rate Swingline Loan" has the meaning assigned to such term in Section 2.04(d).

             "Fixed Rate Swingline Period" has the meaning assigned to such term in Section 2.04(d).

             "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

             "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

             "Funded Current Liability Percentage" has the meaning ascribed to that term in Section 401(a)(29) of the Code.

             "GAAP" means generally accepted accounting principles in the United States of America.

             "Gabelli" means any Person Controlled by, or which is an Affiliate of, Mario Gabelli.

             "GATX Documents" means the GATX Guaranty and Indemnity Agreement and the GATX Loan and Management Agreement, each dated as of March 24, 1994 and each other related agreement between the Borrower and/or SCC and GATX Capital Corporation relating to the disposition of or borrowing against the assets of SCC in effect on the Effective Date, with such amendments and modifications thereto in form and substance (including, but not limited to, the extent of the Liabilities incurred by the Borrower in connection therewith) satisfactory to the Required Lenders.

             "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.






<PAGE

             "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

             "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Liability or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Liability or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Liability or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Liability or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Liability or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

             "Guarantee Assumption Agreement" means a Guarantee Assumption
              ------------------------------
Agreement substantially in the form of Exhibit B by an entity that, pursuant to Section 6.07 is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

             "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

             "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

             "Indebtedness" means, with respect to any Person, at the time any determination is to be made (a) all indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities), (b) all indebtedness of such Person, issued, incurred or assumed in respect of the purchase price of property or services except for trade accounts payable incurred in the ordinary course of business consistent with the policies of such Person in effect for the year ended December 31, 1997, (c) all Capital Lease Obligations and Industrial

Revenue Bonds of such Person and (d) notes payable of such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money. "Industrial Revenue Bonds" means, as at the time any determination thereof is to be made, any indebtedness of a government of any state, or political subdivision thereof, or municipality in the United State of America, incurred (or any refinancing thereof, provided the principal amount thereof is not increased) for the purpose of financing the acquisition, construction or improvement of property to be used by the Borrower or any of its Subsidiaries under an arrangement by which the proceeds of the indebtedness are made available by such state, subdivision or municipality to the Borrower or any of its Subsidiaries through a loan, a Capital Lease Obligation or other financial Obligation.

             "Indemnified Taxes" means Taxes other than Excluded Taxes.

             "Intellectual Property" means (a) (i) patents and patent rights,
(ii) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (iii) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (b) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (a), and (c) rights relating to any Intellectual Property referred to in clause (a) or (b), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

             "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Loan Borrowing in accordance with
Section 2.07.

             "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

             "Interest Payment Date" means (a) with respect to any ABR Revolving Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

             "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month
(or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

             "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies or the rendering of services by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other Liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

             "Issuing Banks" means The Chase Manhattan Bank and The Bank of New York, in their respective capacities as the issuers of Letters of Credit hereunder, and their respective successors in such capacities as provided in
Section 2.05(j).

             "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

             "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

             "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and

Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

             "Letter of Credit" means any letter of credit issued pursuant to this Agreement or any Existing Letter of Credit.

             "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

             "Liability" of any Person means (in each case, whether with full or limited recourse) any Indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, now existing or hereafter arising, and whether or not (i) for the payment of money or the performance or non-performance of any act or (ii) any allowable claim under the Federal Bankruptcy Code of 1978, as amended from time to time, and includes any Indebtedness of such Person.

             "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the average of the rates for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

             "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

             "Loan Documents" means, collectively, this Agreement and the Letter of Credit Documents.

             "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

             "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

             "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U and X.

             "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to pay when due any amount owing by it, or to perform any of its other material obligations, under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

             "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $3,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

             "Material Subsidiary" shall mean, at any time, a Subsidiary of the Borrower that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission, except that references in said Regulation S-X to "ten percent" shall be deemed for purposes hereof to refer to "five percent".

             "Maturity Date" means the fifth anniversary of the Effective Date, as such date may be extended pursuant to Section 2.19, but in no event shall such date extend beyond the sixth anniversary of the Effective Date.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

             "Non-Core Business" means each Subsidiary or division of the Borrower identified on Part B of Schedule VI as a Non-Core Business.

             "Obligor" means the Borrower and each Subsidiary Guarantor.

             "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

             "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

             "Permitted Encumbrances" means:

             (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.03;

             (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.03;

             (c) pledges and deposits made, and other Liens granted, in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

             (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

             (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

             (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

             (g) Liens in existence as set forth, in the case of the Borrower and each Subsidiary, on Schedule X; and

             (h) Liens incurred in connection with the acquisition or construction of equipment or other property (real or personal) by the Borrower or any of its Subsidiaries for a cost less than $25,000,000 in the aggregate, provided that the principal amount of the indebtedness or obligations so secured shall not exceed in any case 80% of the cost to the Borrower or such Subsidiary of the equipment or other property acquired or constructed; provided, further, that each such Lien shall cover only the equipment or other property acquired or constructed and the proceeds thereof, substitutions therefor and replacements thereof;

and provided, further that any such Lien will attach within 120 days of the date of such acquisition or the completion of such construction;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

             "Permitted Guarantee" means any Guarantee that is (i) an endorsement of a check for collection in the ordinary course of business or
(ii) a Guarantee of and only of the obligations of the Obligors under the Loan Documents.

             "Permitted Indebtedness" means (i) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness described in clause (iii) hereof) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding, less any Indebtedness of Foreign Subsidiaries; (ii) Indebtedness of the Borrower listed on Schedule XI; (iii) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in clauses (i) or (ii) above ("Refinancng Indebtedness"); provided, that (x) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, (y) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and the Maturity Date, and (z) the Refinancing Indebtedness shall be ranked in right of payment to the Loan on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; (iv) intercompany Indebtedness arising in the ordinary course of business owing by the Borrower to its Wholly Owned Subsidiaries; (v) the incurrence by the Borrower of any obligations under the Hedging Agreements;
(vi) Existing Subsidiary Indebtedness and (vii) Guarantees of Indebtedness of the Borrower's Subsidiaries incurred in accordance with the provisions of this Agreement.

             "Permitted Investments" means:

             (a) Investments by the Borrower or any of its Subsidiaries in a Person engaged in a business same or similar to the Business, if as a result of such Investment (x) such Person becomes a Wholly Owned Subsidiary of the Borrower and is engaged in a business same or similar to the Business or (y) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Wholly Owned Subsidiary of the Borrower that is engaged in a business same or similar to the Business;

             (b) Investments by the Borrower or any of its Subsidiaries in a Person if (i) no Affiliate of the Borrower or any of its Subsidiaries (other than another Subsidiary of the Borrower) has an Investment in such Person, (ii) such Person is engaged in a business same or similar to the Business, (iii) the Borrower and/or any of its Subsidiaries at all times owns at least 50% of the total outstanding share of Capital Securities of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person, (iv) immediately after giving effect to such Investment on a pro forma basis

(to give effect to the contribution of any property or assets to such Person or Indebtedness incurred to fund such Investment or otherwise), the Borrower could incur at least $1.00 of additional Indebtedness (other than Indebtedness permitted pursuant to Section 7.11) pursuant to the provisions of Section 7.11 and (v) no default with respect to any Indebtedness of such Person of any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or any its Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity;

             (c)  Investments permitted pursuant to Section 7.10(b); and

             (d)  Cash Equivalents.

             "Permitted Restrictive Covenants" means (a) any covenant or restriction contained in any Loan Document, (b) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Borrower if the same is not created in contemplation thereof, (c) any covenant or restriction of the type contained in Section 7.02 that is contained in any Contract evidencing or providing for the creation of or concerning purchase money Indebtedness, to the extent that it restricts Liens on the asset acquired with the proceeds of such Indebtedness, (d) any covenant or restriction described in Schedule VII, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the Contract in which such covenant or restriction is contained, (e) any covenant or restriction contained in any GATX Document, or (f) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (b), (c), (d) or (e),
(ii) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

             "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

             "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

             "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

             "PSA" has the meaning ascribed to such term in the definition of Receivables Purchase Agreement.

             "Purchase Money Liens" means Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any Property of the Borrower or any of its Material Subsidiaries other than the property so acquired and improvements thereon.

             "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

             "Receivables Purchase Agreement" means (x) the Amended and Restated Purchase Agreement, dated as of June 24, 1993 among Sequa Receivables Corp., the Borrower, certain financial institutions listed on the signature pages thereto, as Purchasers, and Chemical Bank, as Managing Agent for the Purchasers and (y) any renewal, extension, refinancing or replacement thereof or successor agreement thereto, provided that, with respect to performance requirements or restrictions placed on the Borrower and its Subsidiaries by the terms thereof and Liens granted on the assets of the Borrower or its Subsidiaries pursuant thereto, any such renewal, extension, refinancing or replacement thereof or successor agreement thereto be on terms no more restrictive or extensive than the Receivables Purchase Agreement as in effect on the Effective Date.

             "Register" has the meaning set forth in Section 10.04.

             "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

             "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Exposures and unused Commitments at such time.

             "Restricted Investment" means an Investment other than a Permitted Investment.

             "Restricted Payment" means (a) any dividend or distribution on account of the Borrower's or any of its Subsidiary's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or such Subsidiary or dividends or distributions payable to the Borrower or any of its Subsidiaries); (b) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower, or any Subsidiary or other Affiliate of the Borrower (other than any such Equity Interests owned by the Borrower or any Wholly Owned Subsidiary of the Borrower and other than Permitted Investments);
(c) any principal payment on, purchase, redemption, retirement, defeasance, prepayment, decrease or other acquisition or retirement for value prior to a scheduled final maturity, scheduled repayment or scheduled mandatory sinking fund payment date or maturity date of any Indebtedness of the Borrower that is subordinated or junior in right of payment to the Loans; or (d) any Restricted Investment.

             "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

             "Revolving Loan" means a Loan made pursuant to Section 2.03.

             "S&P" means Standard & Poor's Ratings Services.

             "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, entered into with any person whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

             "SCC" means Sequa Capital Corporation, a New York corporation.

             "SFC" means Sequa Financial Corporation, a New York corporation.

             "Short Term Indebtedness for Money Borrowed" means, at the time any determination thereof is to be made, all Indebtedness of the Borrower and its Subsidiaries (determined on consolidated basis without duplication in accordance with GAAP), maturing on demand or having a maturity at the time such Indebtedness is incurred of 12 months or less and any other Indebtedness of the Borrower and its Subsidiaries which under GAAP would be included as a current Liability on a balance sheet of such Person at such time (other than Indebtedness which when incurred had a maturity of 12 months or more), in each case other than the Loans.

             "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

             "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.

             "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.07.

             "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

             "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

             "Swingline Loan" means a Loan made pursuant to Section 2.04.

             "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

             "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

             "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

             "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

             "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount of unfunded benefit liabilities of such Plan at such time as determined under ERISA Section 4001(a)(18).

             "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment of final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

             "Wholly Owned Subsidiary" means any Subsidiary all of the capital securities and all other ownership interests and rights to acquire ownership interests of which (except directors' qualifying shares) are, directly or indirectly, owned or controlled by the Borrower or one or more Wholly Owned Subsidiaries or by the Borrower and one or more of such Subsidiaries.

             "Withdrawal Liability" means Liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

             SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., an "ABR Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Loan Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., an "ABR Borrowing").

             SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

             SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                    ARTICLE II

                                    THE CREDITS

             SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Commitment or (b) the total Revolving Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

             SECTION 2.02.  Loans and Borrowings.

             (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

             (b) Subject to Section 2.13, each Revolving Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

             (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. At the time that each ABR Revolving Loan Borrowing is made, such Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; provided that an ABR Revolving Loan Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Swingline Loan shall be in an amount equal to $1,000,000 or a larger multiple of $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven Eurodollar Borrowings outstanding.

             (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

             SECTION 2.03. Requests for Revolving Loan Borrowings. To request a Revolving Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing
Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                 (i)  the aggregate principal amount of the requested
      Borrowing;

                (ii)  the date of such Borrowing, which shall be a Business
      Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                 (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Loan Borrowing is specified, then the requested Revolving Loan Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

             SECTION 2.04.  Swingline Loans.

             (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the total Revolving Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The principal amount of outstanding Swingline Loans shall constitute utilization of the Commitments.

             (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan (which shall be $1,000,000 or increments of $1,000,000 in excess thereof). The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer of immediately available funds to an account at a commercial bank in New York City designated by the Borrower in the applicable borrowing request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

             (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. If any such Swingline Loans are Fixed Rate Swingline Loans, then, upon the furnishing of such notice by the Swingline Lender, the Fixed Rate Swingline Periods for such Swingline Loans shall automatically terminate and such Swingline Loans shall automatically cease to be Fixed Rate Swingline Loans. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

             (d) The Borrower and the Swingline Lender may, prior to the making of any Swingline Loan, agree that the interest rate on such Swingline Loan shall be fixed for a mutually agreeable period at a mutually agreeable rate, which agreement shall be irrevocable and shall be promptly confirmed in writing by the Swingline Lender (provided that the failure so to confirm such agreement shall not affect the validity thereof). Such period is referred to herein as the "Fixed Rate Swingline Period" for such Swingline Loan and such Swingline Loan is referred to herein as a "Fixed Rate Swingline Loan"; provided that, upon the termination of such Fixed Rate Swingline Period pursuant to Section 2.04(c), such Swingline Loan shall cease to be a Fixed Rate Swingline Loan.

             SECTION 2.05.  Letters of Credit.

             (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Bank to issue, and such Issuing Bank shall issue, at any time and from time to time during the period from and including the Effective Date to but excluding the date that is five Business Days prior to the Maturity Date, Letters of Credit for the account of the Borrower, any Subsidiary of the Borrower or any business division of the Borrower or a Subsidiary of the Borrower in such form as is acceptable to such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

             (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

             (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of all Issuing Banks (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed

$75,000,000 and (ii) the total Revolving Exposures shall not exceed the total Commitments.

             (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, automatically by its terms or otherwise, 12 months after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

             (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, or, in the case of the Existing Letters of Credit by maintaining such Letters of Credit on the Effective Date, and without any further action on the part of such Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

             In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank promptly upon the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to
the Borrower for any reason.   Each such payment shall be made in the same
manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

             (f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time.

             If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

             (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, so long as such draft or other document substantially complies with the terms of such Letter of Credit,
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder and (v) the identity of the account party of a Letter of Credit.

             Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any Liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Banks or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from Liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                 (i) the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                (ii) the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

             (h) Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

             (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

             (j) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

             (k) Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than at least 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement.

             (l) Monthly Notices. Promptly following the end of each calendar month, each Issuing Bank shall deliver (through the Administrative Agent) to each lender and the Borrower a notice describing the aggregate amount of all LC Exposures at the end of such month. Upon the request of any Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such lender with respect to each LC Exposure.

             SECTION 2.06.  Funding of Borrowings.

             (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received by wire transfer of immediately available funds to an account at a commercial bank in New York City designated by the Borrower; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

             (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

             SECTION 2.07.  Interest Elections.

             (a) Each Revolving Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loan Borrowings, which may not be converted or continued, provided that Revolving Loan Borrowings may be used to repay Swingline Loans.

             (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

             (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                 (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

             (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

             (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Loan

Borrowing may be converted to or continued as a Eurodollar Borrowing and
(ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

             SECTION 2.08.  Termination and Reduction of the Commitments.

             (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

             (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $5,000,000 or in increments of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Exposures would exceed the total Commitments.

             (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

             (d) Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

             SECTION 2.09.  Repayment of Loans; Evidence of Debt.

             (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of (x) each Swingline Loan (other than a Fixed Rate Swingline Loan) on the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made and
(y) each Fixed Rate Swingline Loan on the last day of the Fixed Rate Swingline Period for such Swingline Loan as originally in effect (irrespective of the termination of such Fixed Rate Swingline Period by operation of Section 2.07(c)); provided that (A) each Swingline Loan shall be repaid on the Maturity Date and (B) on each date that a Revolving Loan Borrowing is made, the Borrower shall repay all Swingline Loans (other than Fixed Rate Swingline Loans) then outstanding.

             (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

             (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

             (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

             (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

             SECTION 2.10.  Prepayment of Loans.

             (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, except that Fixed Rate Swingline Loans may not be prepaid during their respective Fixed Rate Swingline Periods.

             (b) Prior to any prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section; provided that each prepayment of Borrowings shall be applied to prepay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to prepay any outstanding
ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be prepaid first).

             (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of repayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the

Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Revolving Loan Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is $5,000,000 or increments of $1,000,000 in excess thereof (in the case of Revolving Loan Borrowings) or $1,000,000 or increments of $1,000,000 in excess thereof (in the case of Swingline Loans). Each prepayment of a Revolving Loan Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

             SECTION 2.11.  Fees.

             (a) The Borrower shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Commitment (for which purpose (i) the aggregate amount of any LC Exposure shall be deemed to be a pro rata (based on the Commitments) utilization of each Lender's Commitment and (ii) the aggregate principal amount of any Swingline Loans shall be deemed to be a utilization of the Swingline Lender's Commitment), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Maturity Date, at a rate per annum equal to the Applicable Rate. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Maturity Date.

             (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the each Issuing Bank a fronting fee, which shall accrue at the rate of 0.10% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) relating to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day for the period of calculation).

             (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

             (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Banks, in the case of fees payable to them) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

             SECTION 2.12.  Interest.

             (a) The Loans comprising each ABR Borrowing (including each Swingline Loan (other than Fixed Rate Swingline Loans during their respective Fixed Rate Swingline Periods) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

             (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

             (c) Each Fixed Rate Swingline Loan shall bear interest during the Fixed Rate Swingline Period therefor at the rate per annum agreed to between the Borrower and the Swingline Lender for such Fixed Rate Swingline Period.

             (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

             (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

             (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

             SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

             (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

             (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Loan Borrowing to, or continuation of any Revolving Loan Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

             SECTION 2.14.  Increased Costs.

             (a)  If any Change in Law shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

             (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

             (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

             (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

             SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Swingline Loan other than on the last day of an Interest Period or the Fixed Rate Swingline Period (as the case may be) applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), (d) the failure to borrow any Fixed Rate Swingline Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith) or (e) the assignment of any Eurodollar Loan or Fixed Rate Swingline Loan other than on the last day of the Interest Period or Fixed Rate Swingline Period (as the case may be) applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. In the case of a Fixed Rate Swingline Loan, the loss to the Swingline Lender attributable to any such event shall be deemed to include an amount determined by the Swingline Lender to be equal to the excess, if any, of (a) the aggregate amount of interest which otherwise would have accrued hereunder on the principal amount so paid (or not borrowed) for the period from and including the date of payment (or failure to borrow) to but excluding the last day of the Fixed Rate Swingline Period for such Fixed Rate Swingline Loan (or, in the case of a failure to borrow, the duration of the Fixed Rate Swingline Period that would have resulted from such borrowing) over (b) the amount of interest the Swingline Lender would pay (as determined by the Swingline Lender in good faith, such determination to be conclusive) on a deposit placed with the Swingline Lender on the date of such payment (or failure to borrow) in an amount comparable to such principal amount and with a maturity comparable to such period (or, in the case of a failure to borrow the duration of the Fixed Rate Swingline Period that would have resulted from such borrowing). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

             SECTION 2.16.  Taxes.

             (a) Any and all payments by or an account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

             (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

             (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or Liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

             (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

             (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate.

             SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

             (a) Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.

             (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

             (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

             (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

             (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

             SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.

             (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

             (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the applicable Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

             SECTION 2.19. Extension of Maturity Date. The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to the Lenders) not less than 60 days and not more than 90 days prior to the date one year before the Maturity Date then in effect hereunder (the "Existing Maturity Date"), request that the Lenders extend the Maturity Date for an additional year from the Existing Maturity Date. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given not more than 45 and not less than 30 days prior to the date one year before the Existing Maturity Date, advise the Administrative Agent whether or not such Lender agrees to such extension, provided that no Lender may require a fee as a condition to its agreement to such extensions. If (and only if) Lenders holding 100% of the aggregate amount of the Commitments shall have so agreed to extend the Existing Maturity Date, then, effective upon such agreement by such Lenders, the Existing Maturity Date shall be automatically extended to the date one year after the Existing Maturity Date, provided that in no event shall the Maturity Date be extended beyond the sixth anniversary of the Effective Date.

                                    ARTICLE III

                                     GUARANTEE

             SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

             SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the Liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                 (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

             SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

             SECTION 3.04. Subrogation. The Subsidiaries Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

             SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in
Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

             SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

             SECTION 3.07.  Continuing Guarantee.  The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

             SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

             For purposes of this Section, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of
(x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

             SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of
Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its Liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such Liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

             The Borrower represents and warrants to the Lenders that:

             SECTION 4.01. Organization; Powers. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

             SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             SECTION 4.03. Governmental Approvals; No Conflicts. The consummation of the Transactions on the part of the Obligors (a) do not require any Governmental Approval, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             SECTION 4.04.  Financial Condition; No Material Adverse Change.

             (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1996, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

             (b) Since December 31, 1996, there has been no material adverse change in the business, assets, operations, prospects or financial condition of the Borrower and its Material Subsidiaries, taken as a whole.

             SECTION 4.05.  Properties.

             (a) Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

             (b) Each of the Borrower and its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.06.  Litigation and Environmental Matters.

             (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

             (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

             (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

             SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

             SECTION 4.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

             SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which Liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

             SECTION 4.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, including any law, regulation or order of any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the periods covered thereby may differ from the projected results.

             SECTION 4.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

             SECTION 4.13.  Material Agreements and Liens.

             (a) Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and (i) the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement and (ii) the corresponding name of the Borrower or the Subsidiary of the Borrower, as applicable, in respect of such arrangement are correctly described in Part A of Schedule II.

             (b) Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

             SECTION 4.14.  Material Subsidiaries, Etc.

             (a) Set forth in Schedule IV is a complete and correct list of all of the Material Subsidiaries of the Borrower as of the date hereof, together with, for each such Material Subsidiary, (i) the jurisdiction of organization of such Material Subsidiary, (ii) each Person holding ownership interests in such Material Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Material Subsidiary represented by such ownership interests. Except as disclosed in Schedule IV, (x) each of the Borrower and its Material Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule IV, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

             (b) None of the Material Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.09.

             SECTION 4.15. Disaster. Neither the business nor the properties of the Borrower and its Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or of the public enemy or other casualty (whether or not covered by insurance), which has had a Material Adverse Effect.


                                     ARTICLE V

                                    CONDITIONS

             SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

             (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or
      (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

             (b) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Ira Schreger, Senior Vice President, Legal, counsel for the Obligors, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. Each Obligor hereby requests such counsel to deliver such opinion.

             (c) Opinion of Special New York Counsel to The Chase Manhattan Bank. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to The Chase Manhattan Bank, substantially in the form of Exhibit D (and The Chase Manhattan Bank hereby instructs such counsel to deliver such opinion to the Lenders).

             (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

             (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

             (f) Business Plan. A copy of a five-year business plan for the Borrower and its Subsidiaries in scope, form and substance and providing such details reasonably satisfactory to the Lenders.

             (g) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to The Chase Manhattan Bank may reasonably request.

             The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender, the Arranger, or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to The Chase Manhattan Bank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

             The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on October 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

             SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

             (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

             (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                    ARTICLE VI

                               AFFIRMATIVE COVENANTS

             Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

             SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

             (a) within 95 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

             (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

             (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03, 7.11, 7.12, 7.13 and 7.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

             (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

             (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

             (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

             SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

             (a)  the occurrence of any Default;

             (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

             (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in Liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

             (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

             (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

             SECTION 6.03. Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of the Business, (c) maintain the substantial portion of its and their business in substantially the same fields as the Business conducted on the Effective Date,
(d) comply with Applicable Law, (e) pay or discharge when due all Taxes and all Liabilities that might become a Lien (other than a Permitted Encumbrance) on any of its properties, provided that no such amount with respect to Taxes need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 6.03 (other than clauses (a), in so far as it requires any Obligor to preserve its corporate existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 6.03, will not have a Material Adverse Effect.

             SECTION 6.04.  Maintenance of Properties; Insurance.

             (a) The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the Business and from time to time make or cause to be made all appropriate material repairs and renewals thereto and replacements thereof, except to the extent that the failure to do so does not have a Material Adverse Effect.

             (b) Maintain insurance (including self-insurance) against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Administrative Agent or the Required Lenders.

             SECTION 6.05. Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for general corporate purposes. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. If requested by any Lender, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 or U-1 referred to in Regulation G or U and deliver such copy to such Lender.

             SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

             SECTION 6.07. Certain Obligations Respecting Subsidiaries. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder; except that in the case of any such Subsidiary that is prohibited from being a guarantor hereunder by any contractual restriction in favor of a Person that is not an Affiliate and that was not entered into in contemplation of such Subsidiary becoming a Subsidiary, or in the case of any Foreign Subsidiary if such Subsidiary's becoming a "Subsidiary Guarantor" hereunder would give rise to adverse tax consequences for the Borrower, the Borrower will take such action when such restriction or adverse tax consequence, as the case may be, ceases. The Borrower will cause such Subsidiary that is required to be a Subsidiary Guarantor as provided in the preceding sentence to

             (a) become a "Subsidiary Guarantor" hereunder pursuant to a Guarantee Assumption Agreement, and

             (b) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

                                    ARTICLE VII

                                NEGATIVE COVENANTS

             Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

             SECTION 7.01. Guarantees. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly, be obligated, at any time, in respect of any Guarantee, except that this Section
7.01 shall not apply to:

                 (i)  Existing Guarantees,

                (ii)  Permitted Guarantees,

               (iii) a contribution arrangement entered into by the Borrower and the Subsidiary Guarantors relating to Guarantees permitted under this Section 7.01,

                (iv) a Guarantee by the Borrower created to Guarantee those Liabilities of SCC or SFC incurred by SCC or SFC in connection with representations, warranties, covenants and indemnifications (other than any such representation, warranty, covenant, or indemnification relating to the performance or observance of any obligations by any other Person or constituting Indebtedness of any other Person) agreed to by SCC or SFC pursuant to the sale, transfer or other disposition by SCC or SFC of any of its assets pursuant to a sale, transfer, or other disposition permitted under Section 7.05,

                 (v) other Guarantees (other than LC Exposures) by the Borrower (other than Guarantees of (x) Indebtedness or (y) Guarantees, in each case of SCC) in an aggregate amount not in excess of $15,000,000 at any time,

                (vi) the Guarantee of the Borrower created pursuant to the GATX Documents,

               (vii) Guarantees by the Borrower of the performance obligations of its Subsidiaries issued in the ordinary course of business (other than any Guarantees of Indebtedness), or

              (viii) Guarantees by the Borrower of Indebtedness of Material Subsidiaries permitted under Section 7.12(d) and 7.12(e)

Notwithstanding the foregoing, (x) to the extent the Indebtedness supported by a Guarantee is counted in the calculation of any financial covenant set forth in Section 7.13 or (y) to the extent any Guarantee supported by another Guarantee is permitted to be outstanding under this Section 7.01, such supporting Guarantee shall not be subject to the restrictions set forth in this Section 7.01.

             SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly, permit to exist, at any time, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 7.02 shall not apply to Permitted Encumbrances or Purchase Money Liens. Nothing in this Section 7.02 shall prohibit the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Borrower or any of its Material Subsidiaries at its fair value, or the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

             SECTION 7.03. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (b) the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recent applicable four fiscal quarters, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of Section 7.11; and

             (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Borrower and its Subsidiaries from December 22, 1993, is less than the sum of (x) $50,000,000 plus 50% of cumulative consolidated net income of the Borrower for the period (taken as one accounting period) from January 1, 1994 (or, if such consolidated net income for such period is a deficit, minus 100% of such deficit) plus (y) 100% of the aggregate net cash proceeds received by the Borrower from any Person (other than a Subsidiary of the Borrower), from the issue or sale of Equity Interests (other than Disqualified Stock) of the Borrower and the principal amount of debt securities of the Borrower that have been converted into Equity Interests (other than Disqualified Stock) of the Borrower (other than by a Subsidiary of the Borrower) subsequent to January 1, 1994.

             The foregoing provisions will not prohibit: (i) the payment of any dividend or making of any distribution within 60 days after the date of declaration thereof, if at the date of declaration such dividend or distribution would have complied with the provisions of this Agreement, (ii) the redemption, retirement or repurchase of Indebtedness of the Borrower and its Subsidiaries with the proceeds of the Loans; (iii) the purchase for value of shares of Capital Security or other rights to acquire Capital Security held by directors, officers or employees of the Borrower or a Subsidiary upon death, disability, retirement or termination of employment in an aggregate amount not to exceed $500,000 in any twelve-month period; provided, however, that in the case of clauses (ii) or (iii), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

             SECTION 7.04. Merger or Consolidation. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly, merge or consolidate with, or sell, lease or dispose of all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, except that, if after giving effect thereto no Default would exist and the Borrower shall have delivered a certificate in form and substance satisfactory to the Required Lenders demonstrating that no Default would so exist, this Section 7.04 shall not apply to (a) any merger or consolidation of the Borrower with any one or more Persons, provided that the Borrower shall be the continuing Person, (b) any merger or consolidation of any Subsidiary with any one or more other Subsidiaries, provided that (x) if any Subsidiary involved in such merger or consolidation is a Wholly Owned Subsidiary, the survivor shall be such Wholly Owned Subsidiary and (y) if an Obligor is involved in such merger or consolidation, the survivor shall be such Obligor or shall have taken such action as shall be satisfactory to the Administrative Agent, its special counsel, the Issuing Banks, and the Required Lenders to become an Obligor to the same extent as such Obligor, (c) the acquisition by the Borrower or any Subsidiary of all or substantially all the capital stock or assets of another Subsidiary (other than a Subsidiary Guarantor), or (d) the sale or other disposition of the assets of a Subsidiary or the merger of a Subsidiary, in a transaction in which the other Person or party to the transaction is the survivor and to the extent such sale or merger constitutes a disposition to which Section 7.05 does not apply.

             SECTION 7.05. Disposition of Assets. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any asset or any interest therein, except that this Section 7.05 shall not apply to (a) any disposition of any asset or interest therein in the ordinary course of business, (b) any disposition of any obsolete or retired property not used or useful in its business, (c) any disposition of any asset or interest therein to the Borrower or any Subsidiary Guarantor, (d) any Discontinued Asset Sale, any disposition of Non-Core Businesses, and any other Asset Sale approved by the Required Lenders, (e) any disposition of Margin Stock, (f) any disposition of receivables in accordance with the Receivables Purchase Agreement, (g) Sale and Leaseback Transactions (in addition to those otherwise permitted by this Section 7.05), as long as the aggregate gross proceeds from the sale portion of such transactions permitted by this subclause (g) for the period from December 1, 1997 through the Maturity Date do not exceed in the aggregate $25,000,000, (h) other dispositions not otherwise permitted pursuant to clauses (a) through (g) of this Section 7.05, provided that the Fair Market Value of all assets so disposed of pursuant to this clause (h) on or after the Effective Date does not exceed $10,000,000 per year or $25,000,000 in the aggregate, and (i) any transaction to which any of the other provisions of this Agreement (other than Section 7.08) is by its express terms inapplicable.

             SECTION 7.06. Taxes of Other Persons. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) file a consolidated tax return with any other Person other than, in the case of the Borrower, its Subsidiary and, in the case of any such Subsidiary, the Borrower or a Subsidiary of the Borrower, or (b) except as required by Applicable Law, pay or enter into any Contract to pay any Taxes owing by any Person other than the Borrower or its Subsidiary.

             SECTION 7.07. Benefit Plans. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) establish, amend, or become obligated to contribute to any Plan subject to the funding requirements of ERISA (including any Existing Benefit Plan) in any manner that would increase the aggregate Unfunded Benefit Liabilities under all Plans subject to the funding requirements of ERISA in an aggregate amount in excess of $20,000,000; or (b) permit any Plan subject to the funding requirements of ERISA to have a Funded Current Liability Percentage of less than 60%.

             SECTION 7.08. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, except that (a) the Borrower may effect the transactions specifically permitted under Section 7.01 and 7.10(b) and (b) the Borrower and its Subsidiaries may effect transactions with Affiliates having an aggregate value (as determined by the Borrower using any reasonable method) for all such transactions after the date hereof not exceeding $5,000,000.

             SECTION 7.09. Limitation on Restrictive Covenants. The Borrower will not, nor will it permit any of its Material Subsidiaries to, directly or indirectly, permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any of its Material Subsidiaries to (a) pay dividends or make any other distributions on shares of its Capital Securities held by the Borrower or any of its Material Subsidiaries, (b) pay any obligation owed to the Borrower or any of its Material Subsidiaries, (c) make any loans or advances to or investments in the Borrower or in any of its Material Subsidiaries, (d) transfer any of its property or assets to the Borrower or any of its Material Subsidiaries, or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this Section 7.09 shall not apply to (i) Permitted Restrictive Covenants, (ii) any restriction contained in the Receivables Purchase Agreement.

             SECTION 7.10. Issuance or Disposition of Capital Securities; Investments; Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly,

             (a) issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any of its Subsidiaries, except that this Section 7.10(a) shall not apply to (i) any issuance by the Borrower of any of its Capital Securities other than Mandatorily Redeemable Stock, (ii) any issuance by a Subsidiary Guarantor of any of its Capital Securities to the Borrower, (iii) any disposition by any Subsidiary of the Borrower of any Capital Securities of such Subsidiary to the Borrower and (iv) any sale, transfer or other disposition permitted under Section 7.04 or 7.05, or any Investment permitted under Section 7.10(b);

             (b) make any Investments (including by way of capital contribution, purchase of Capital Securities or otherwise), in, to or on behalf of SCC other than Guarantees specifically permitted pursuant to Sections 7.01(v) and 7.01(vii), and Investments in SCC in any year in an amount in the aggregate not to exceed the amount of management fees, if any, payable by SCC in such year pursuant to the GATX Documents; or

             (c) make any acquisition of all or substantially all of the assets of a corporation, partnership or other similar entity, or a division thereof, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and such acquisition is a friendly acquisition and the line of business activity of the acquired business or asset is the Business.

             SECTION 7.11. Short Term Indebtedness. The Borrower will not permit the sum (without duplication) of Short Term Indebtedness for Money Borrowed plus the LC Exposure plus the aggregate outstanding principal amount of the Loans to exceed the aggregate amount of the Commitments at any time. For purposes of this Section 7.11, "Short Term Indebtedness" shall not include contingent reimbursement obligations in respect of payments under letters of credit if such payments have not yet been made, except to the extent that the amount of such contingent reimbursement obligations exceeds $75,000,000.

             SECTION 7.12. Material Subsidiary Indebtedness. The Borrower will not permit any of its Material Subsidiaries to have at any time any Indebtedness (or Guarantees of Indebtedness to the extent such Indebtedness is by its terms subordinate in right of payment to the Indebtedness outstanding or available to be drawn hereunder), except that this Section 7.12 shall not apply to (a) Existing Subsidiary Indebtedness of such Material Subsidiary, (b) so long as written notice to the contrary shall not have been delivered by the Administrative Agent to the Borrower during the occurrence and continuance of an Event of Default, Indebtedness in connection with borrowings by such Material Subsidiary from the Borrower pursuant to the Borrower's cash management system in accordance with the customary practices of the Borrower and its Material Subsidiaries as in effect on the Agreement Date, (c) the Loans, (d) other Indebtedness of Material Subsidiaries other than those incorporated in the United States in an aggregate amount not in excess of $10,000,000, (e) other Indebtedness of Material Subsidiaries incorporated in the United States in an aggregate amount not in excess of $15,000,000, (f) Indebtedness of Sequa Receivables Corp. or any Material Subsidiary constituting an originator (as defined in the PSA) incurred pursuant to the terms of the Receivables Purchase Agreement or (g) Indebtedness incurred pursuant to the GATX Documents.

             SECTION 7.13.  Certain Financial Covenants.

             (a) Cash Flow Ratio. The Borrower will not permit the Cash Flow Ratio to exceed the following respective ratios at any time during the following respective periods:

              Period                                         Ratio

      From the Effective Date
       through December 31, 1997                           4.00 to 1

      From January 1, 1998
       through December 31, 1998                           3.75to 1

      From January 1, 1999
       through December 31, 1999                           3.50to 1

      From January 1, 2000
       through December 31, 2000                           3.25to 1

      From January 1, 2001
       and at all times thereafter                         3.00to 1

             (b) Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of (a) $550,000,000 plus (b) 50% of consolidated net income (excluding net income of any Person acquired by the Borrower or any of its Subsidiaries prior to such acquisition) of the Borrower and its Subsidiaries for each full fiscal quarter (but not less than zero for any fiscal quarter) occurring during the period commencing October 1, 1997 and ending on the date of determination.

             (c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than 2.25 to 1 at any time:

             SECTION 7.14. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its Subsidiaries to exceed the following respective amounts for the following respective periods:

               Period - Fiscal Year                          Amount

                    1997                                   $89,000,000

                    1998                                   $95,000,000

                    1999                                   $88,000,000

                    2000                                   $80,000,000

                    2001                                   $80,000,000

                    2002                                   $84,000,000

                    2003                                   $84,000,000

If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then 25% of such shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period and, for purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the amount of any carryover from any previous fiscal year and last from the permitted amount set forth in the schedule above.

             SECTION 7.15. Fiscal Year. The Borrower will not, nor will it permit any of its Subsidiaries to, change the last day of their fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of their fiscal years from March 31, June 30 and September 30 of each year, respectively.


                                   ARTICLE VIII

                                 EVENTS OF DEFAULT

             If any of the following events ("Events of Default") shall occur:

             (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

             (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

             (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

             (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence) or 6.05 or in Article VII;

             (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

             (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and any applicable grace period as originally in effect (without giving effect to any extension thereof) under the agreement or instrument governing such Material Indebtedness shall have lapsed;

             (g) any event or condition occurs (including, without limitation, the lapse of any applicable grace period as originally in effect
      (without giving effect to any extension thereof) under the agreement or instrument governing such Material Indebtedness) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

             (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a
substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

             (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

             (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

             (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,500,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment and such action shall not be stayed, vacated, nullified or withdrawn for a period of five consecutive days;

             (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in Liability of the Borrower and its Subsidiaries in an aggregate amount exceeding
      (i) $3,000,000 in any year or (ii) $10,000,000 for all periods;

             (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

             (n)  a Change in Control shall occur; or

             (o) The Guarantee created under Article III shall be contested by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                    ARTICLE IX

                             THE ADMINISTRATIVE AGENT

             Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

             The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

             The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and
(c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

             The Administrative Agent shall be entitled to rely upon, and shall not incur any Liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any Liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

             The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

             Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

             Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

             Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

             The Arranger identified on the cover page of this Agreement shall have no duties or responsibilities hereunder. The Documentation Agent and the Syndication Agent identified on the cover page of this Agreement shall have no duties or responsibilities hereunder other than as Lenders hereunder.


                                     ARTICLE X

                                   MISCELLANEOUS

             SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

             (a) if to the Borrower or any Subsidiary Guarantor, to it at 200 Park Avenue, New York, New York 10166, Attention of Kenneth A. Drucker (Telecopy No. (212) 370-1969), with a copy to Ira A. Schreger (Telecopy No. (212) 661-2189);

             (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Loan and Agency Services Group (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Global Chemicals and Related Industries, Robert T. Sacks (Telecopy No. (212) 270-1355);

             (c) if to an Issuing Bank, to it at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert T. Sacks (Telecopy No. (212) 270-1355), or to it as The Bank of New York, 101 Barclay Street, 18W, New York, New York 10286, Attention of Karl
      Anderson (Telecopy No. (212) 815-3311), as the case may be;

             (d) if to the Swingline Lender, to it at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert T. Sacks (Telecopy No. (212) 270-1355); and

             (e) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

             SECTION 10.02.  Waivers; Amendments.

             (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

             (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,
(v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (iv) release any Subsidiary Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender (except that the Administrative Agent shall release any Subsidiary Guarantor from such obligations if all of the capital stock of such Subsidiary Guarantor is sold to a Person that is not an Affiliate or a Subsidiary of the Borrower in a transaction permitted by this Agreement); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be; provided further that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

             SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

             (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

             (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and shall hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

             (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

             (d) To the extent permitted by Applicable Law, each Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

             (e) All amounts due under this Section shall be payable promptly after written demand therefor.

             SECTION 10.04.  Successors and Assigns.

             (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

             (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the applicable Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

             (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

             (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

             (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

             (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless the Borrower is notified of the participation sold to such

Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

             (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

             SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

             SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

             SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

             SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

             SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

             (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

             (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

             (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

             SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

             SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

             SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this Section, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential.
Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

             SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

             SECTION 10.14. Waiver by Required Banks under the Existing Credit Agreement. By executing this Agreement, certain of the Lenders, which such Lenders constitute the Required Banks under the Existing Credit Agreement, hereby waive the notice requirement in Section 1.09(d) of the Existing Credit Agreement.
                             [Signature page follows.]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


SEQUA CORPORATION


By_________________________
Name: Kenneth A. Drucker
Title:  Vice President & Treasurer

SUBSIDIARY GUARANTORS

CASCO INVESTORS CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Treasurer


CHROMALLOY AMERICAN CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Vice President & Treasurer


CHROMALLOY GAS TURBINE CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Vice President & Treasurer


SEQUA CHEMICALS, INC.


By________________________
Name: Kenneth A. Drucker
Title:  Vice President & Treasurer


CASCO PRODUCTS CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Treasurer

SEQUA FINANCIAL CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Vice President


NORTHERN CAN SYSTEMS, INC.


By________________________
Name: Kenneth A. Drucker
Title:  Vice President & Treasurer


ATLANTIC RESEARCH CORPORATION


By________________________
Name: Kenneth A. Drucker
Title:  Assistant Treasurer

LENDERS

THE CHASE MANHATTAN BANK,
individually, as Swingline Lender,
as Issuing Bank and as Administrative
Agent


By_________________________
Name:
Title:

THE BANK OF NEW YORK, individually and
as Issuing Bank


By_________________________
Name:
Title:


THE BANK OF NOVA SCOTIA


By_________________________
Name:
Title:


BANK OF MONTREAL


By_________________________
Name:
Title:


THE FUJI BANK LIMITED (NEW YORK)


By_________________________
Name:
Title:

BANKERS TRUST COMPANY


By_________________________
Name:
Title:


MELLON BANK N.A. (NEW YORK)


By_________________________
Name:
Title:


NATEXIS BANQUE BFCE (NEW YORK)


By_________________________
Name:
Title:


PNC BANK, NATIONAL ASSOCIATION


By_________________________
Name:
Title:


THE SUMITOMO BANK LTD (NEW YORK)


By_________________________
Name:
Title:

                                                        SCHEDULE I

                                    Commitments

[See definitions of Commitment and "Lenders" in
Section 1.01]

                                                        Amount of
                                                        Commitment

The Chase Manhattan Bank                                $22,000,000

The Bank of New York                                    $20,000,000

The Bank of Nova Scotia                                 $20,000,000

Bank of Montreal                                        $13,000,000

Bankers Trust Company                                   $13,000,000

The Fuji Bank Limited (New York)                        $13,000,000

Mellon Bank N.A. (New York)                             $13,000,000

PNC Bank, National Association                          $13,000,000

The Sumitomo Bank Ltd (New York)                        $13,000,000

Natexis Banque BFCE (New York)                          $10,000,000

                                                        SCHEDULE II

                           Material Agreements and Liens


                                [See Section 4.13]


Part A - Material Agreements














Part B - Liens

                                                               SCHEDULE III

                       Litigation and Environmental Matters


              [See definition of "Disclosed Matters" in Section 1.01
                                 and Section 4.06]

                    [See the attached pages from the Borrower's
              Form 10-K for the fiscal year ended December 31, 1996]

                                                               SCHEDULE IV

                           Subsidiaries and Investments


                                [See Section 4.14]


Part A - Subsidiaries














Part B - Investments

                                                        SCHEDULE V

                                  Existing Plans

                                                        SCHEDULE VI

                  Discontinued Subsidiaries and Non-Core Business

                   [See definition of "Discontinued Asset Sale",
                         "Discontinued Subsidiaries" and
                       "Non-Core Business and Section 7.05]


Part A - Discontinued Subsidiaries

             SCC and its Subsidiaries









Part B - Non-Core Business

             Northern Can Systems, Inc.

                                                        SCHEDULE VII

                          Permitted Restrictive Covenants

      [See definition of "Permitted Restrictive Covenants" and Section 7.09]

                                       None.

                                                        SCHEDULE VIII

                         Existing Subsidiary Indebtedness

      [See definition of "Existing Subsidiary Indebtedness" and Section 7.12]

                                                        SCHEDULE IX

                                Existing Guarantee

             [See definition of "Existing Guarantee" and Section 7.01]

                                                        SCHEDULE X

                                  Existing Liens

           [See definition of "Permitted Encumbrances" and Section 7.02]

                              See Schedule II, Part B

                                                        SCHEDULE XI

                               Existing Indebtedness

         [See definition of "Permitted Indebtedness" and Section 7.03(b)]

                     See Schedule II, Part A and Schedule VIII

                                                        EXHIBIT A


                        [Form of Assignment and Acceptance]

                             ASSIGNMENT AND ACCEPTANCE

             Reference is made to the Credit Agreement dated as of October 10, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Sequa Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

             The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

             This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to
Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to
Section 10.04(b) of the Credit Agreement.

             This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:


                                                            Percentage Assigned of
                                                            Facility/Commitment
                                                            (set forth, to at
                                                            least 8 decimals, as a
                                                            percentage of the
                                                            Facility and the
                                                            aggregate Commitments
                                 Principal Amount           of all Lenders
Facility                         Assigned                   thereunder

Commitment Assigned:             $                                                     %

Revolving Loans:

Fees Assigned (if any):

The terms set forth above and on the reverse side hereof are hereby agreed to:

                               [Name of Assignor]      , as Assignor


                               By:__________________________________
                                  Name:
                                  Title:

[Name of Assignee]      , as Assignee


By:__________________________________
   Name:
   Title:

The undersigned hereby consent to the within assignment:1

[Name of the Borrower]



By:_________________________
   Name:
   Title:


The Chase Manhattan Bank,
  as Administrative Agent



By:_________________________
   Name:
   Title:


[Name of Issuing Bank]



By:_________________________
   Name:
   Title:


[Name of Swingline Lender]



By:_________________________
   Name:
   Title:

                                                        EXHIBIT B


                     [Form of Guarantee Assumption Agreement]

                          GUARANTEE ASSUMPTION AGREEMENT

             GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "Additional Subsidiary Guarantor"), in favor of The Chase Manhattan Bank, as administrative agent for the lenders or other financial institutions or entities party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

             Sequa Corporation, a Delaware corporation, the Subsidiary Guarantors referred to therein and the Administrative Agent are parties to a Credit Agreement dated as of October 10, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement").

             Pursuant to Section 6.07 of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and
4.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

             IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                               [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]


                               By
                                  Name:
                                  Title:

Accepted and agreed:

The Chase Manhattan Bank,
  as Administrative Agent


By
    Name:
    Title:

                                                        EXHIBIT C


                   [Form of Opinion of Counsel to the Obligors]


                                                        __________, 199_

To the Lenders party to the Credit
Agreement referred to below and The Chase
Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

             I have acted as counsel to Sequa Corporation (the "Borrower"), and its subsidiaries and affiliates, in connection with the Credit Agreement (the "Credit Agreement") dated as of October 10, 1997, among the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $150,000,000. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(b) of the Credit Agreement.

             In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

             (a)   the Credit Agreement; and

             (b) such records of the Obligors and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The Borrower and its Subsidiaries and affiliates party to the Credit Agreement are herein collectively referred to as the "Obligors".

             In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Obligors.

             In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Obligors):

           (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)     all signatories to such documents have been duly authorized;
                   and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

             Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

             1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule V to the Credit Agreement. Each of the Borrower and its Subsidiaries has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

             2. The Transactions are within the corporate powers of each Obligor.

             3. The Transactions have been duly authorized by all necessary corporate action on the part of each Obligor.

             4. The Credit Agreement has been duly executed and delivered by each Obligor party thereto.

             5. The Credit Agreement constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

             6. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             7. [Except as set forth in Schedule IV to the Credit Agreement,] I have no knowledge (after due inquiry) of any actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or threatened against or affecting the Obligors or any of their respective Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

             8. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

             The foregoing opinions are subject to the following comments and qualifications:

             (A) The enforceability of Sections 3.03 and 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

             (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

             (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
      York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(c) or Section 3.06 of the Credit Agreement and (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

             (D) I express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do I express any opinion as to the enforceability of such obligations.

             The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

             At the request of my clients, this opinion letter is, pursuant to
Section 5.01(b) of the Credit Agreement, provided to you by me in my capacity as General Counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                      Very truly yours,

                                                               EXHIBIT D

     [Form of Opinion of Special New York Counsel to The Chase Manhattan Bank]

                                                        __________, 199_

To the Lenders party to the Credit
Agreement referred to below and The Chase
Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

             We have acted as special New York counsel to The Chase Manhattan Bank in connection with the Credit Agreement (the "Credit Agreement") dated as of October 10, 1997, among Sequa Corporation, the Subsidiary Guarantors party thereto, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $150,000,000. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

             In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

           (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)     all signatories to such documents have been duly authorized;
                   and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

             Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

             The foregoing opinions are subject to the following comments and qualifications:

             (A) The enforceability of Sections 3.03 and 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

             (B) Clause (ii) of the second sentence of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

             (C) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

             (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
      York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(c), Section 3.06 or
      Section 3.09 of the Credit Agreement and (iii) the first sentence of
      Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

             (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do we express any opinion as to the enforceability of such obligations.

             The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

             At the request of our client, this opinion letter is, pursuant to
Section 5.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to The Chase Manhattan Bank and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                      Very truly yours,


[Opining and Consultant
 Partner's initials]